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Welcome to the BEA Systems, Inc. Stock Option Tender Offer Website

NON-ADMIN USER

As recently noted by Mark P. Dentinger, we are pleased to announce that the BEA Systems Stock Option Tender Offer is officially launching today, November 15, 2007 and will remain open until December 14, 2007 at 9 p.m. Pacific Time (unless extended).

The Offer allows you to avoid the unfavorable tax consequences under Section 409A of the Internal Revenue Code that you may otherwise incur with respect to those of your stock options which were granted with an exercise price lower than the fair market value of the Company’s common stock on the date of grant, as determined by the Company’s stock option review. The specifics of the program are described in the Offer to Amend and the exhibits thereto. You may obtain a copy of the relevant documents by logging on to the Offer website. We strongly urge you to read the Offer to Amend and the exhibits thereto very carefully.

BACKGROUND

Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from fair market value and which vest after December 31, 2004 (“discount options”).

We have determined that certain of your stock options may be affected by Section 409A because they are discount options. BEA Systems, Inc. is offering you the opportunity to avoid the Section 409A impact by amending these discount options to increase their exercise price so they are no longer discount options. If your discount option was granted with an exercise price of less than $21.00 and you choose to increase its exercise price, you will receive a cash payment to make up for the lost discount. This cash payment will be made on or about our first payroll cycle in January 2008. Under applicable tax rules, we can not make this payment prior to 2008.

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from BEA that they have been amended, you will have adverse tax consequences.

INFORMATION

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how BEA Systems, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or call (408) 817-4355 should you have any questions about the Offer. Please note that neither BEA Systems, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.

Please click on the “MAKE AN ELECTION” button at the top or bottom of this page to view the details of your impacted options. Simply viewing this information does NOT result in your making an election; the instructions for actually making an election are set forth below.

KEY DOCUMENTS AND MATERIALS

Below is a summary that outlines how and when to tender your eligible options. However, we strongly urge you to read the Offer to Amend and the exhibits thereto very carefully before taking any action.

1. Review the following important documents:

a) Offer to Amend

b) Instructions to Election Form

c) FAQ

2. Click the OFFER TO AMEND hyperlink above and review carefully the Offer to Amend document. You will be given option to print the document, but it is not required. The Offer to Amend document refers you to additional documents that you should review before deciding whether to tender your eligible options in the Offer.

3. Please return to the WELCOME PAGE and then click the INSTRUCTIONS TO ELECTION FORM hyperlink above. Carefully review the instructions. You will be given the option to print the instructions, but it is not required.

4. Please return to the WELCOME PAGE and then click on the MAKE AN ELECTION button at the top or bottom of the page to proceed with your election. You will be redirected to the first page of the Election Form. You will need to check the appropriate box to indicate whether you elect to tender your eligible options in accordance with the terms of the Offer.

5. After completing the Election Form, you will be allowed to review the election you have made with respect to your eligible options and see the new exercise price of your amended option. If you are satisfied with your election, you will proceed to the Election Amendment Review page that will allow you to print your election information. Please print this page and keep a copy for your records. Only after you agree to the Election Amendment Review will you be directed to the Election Confirmation Statement page.

6. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process. Please remember that you can return to this site to withdrawal your election if you so wish at a later time until December 14, 2007 at 9 p.m. Pacific Time (unless extended).

BEA Systems, Inc. intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation that BEA Systems, Inc. received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may email stock-admin@bea.com. Note that the Welcome Page to the Offer website also contains a link to Frequently Asked Questions (FAQ) that you may find helpful in determining whether to tender your eligible options.

KEY DATES TO REMEMBER

The commencement date of the Offer is today. The Offer will expire at 9 p.m. Pacific Time on December 14, 2007 (unless we extend the Offer). The eligible options will be amended on or about December 14, 2007 (unless we extend the Offer).

DECLINE OR WITHDRAW FROM THE OFFER

If you have read the above referenced important documents describing the Offer and have come to the conclusion that you do not wish to participate, please click on the MAKE AN ELECTION button at the top or bottom of the page and on the election page please select the alternative of “I hereby decline the Offer and elect to not amend my eligible options(s)”. We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 9 p.m. Pacific Time on December 14, 2007, the expiration date of the Offer, by re-logging in to this website and completing the election form according to the procedures detailed above.

extended).

BEA Systems, Inc. intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation that BEA Systems, Inc. received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may email stock-admin@bea.com. Note that the Welcome Page to the Offer website also contains a link to Frequently Asked Questions (FAQ) that you may find helpful in determining whether to tender your eligible options.

KEY DATES TO REMEMBER

The commencement date of the Offer is today. The Offer will expire at 9 p.m. Pacific Time on December 14, 2007 (unless we extend the Offer). The eligible options will be amended on or about December 14, 2007 (unless we extend the Offer).

DECLINE OR WITHDRAW FROM THE OFFER

If you have read the above referenced important documents describing the Offer and have come to the conclusion that you do not wish to participate, please click on the MAKE AN ELECTION button at the top or bottom of the page and on the election page please select the alternative of “I hereby decline the Offer and elect to not amend my eligible options(s) ”. We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 9 p.m. Pacific Time on December 14, 2007, the expiration date of the Offer, by re-logging in to this website and completing the election form according to the procedures detailed above.

QUESTIONS

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how BEA Systems, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or call (408) 817-4355 should you have any questions about the Offer.

BEA Systems Inc. has prepared communications regarding the Offer and PricewaterhouseCoopers LLP will provide general tax information regarding the Offer Neither BEA Systems, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. You should direct questions regarding election and withdrawal forms to: stock-admin@bea.com. We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.

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Election Info Make An Election

BEA SYSTEMS, INC.

ELECTION/WITHDRAWAL FORM

NOVEMBER 15, 2007

THE OFFER EXPIRES AT 9 P.M., PACIFIC TIME, ON DECEMBER 14, 2007. UNLESS THE OFFER IS EXTENDED.

Name NON-ADMIN USER Employee ID 456

Address ADDRESS1 ADDRESS2 ADDRESS3 CITY CA 45645 USA

Important: Read the offering documents, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL below and the INSTRUCTIONS FORMING PART OF THE TERMS OF THE OFFER to this election form before completing and signing this page.

Indicate your decision to tender all of your eligible option(s) identified below for amendment by checking the box below. If you do not want to amend all of your eligible option(s) you do not have to do anything, however, your eligible option(s) may be subject to the tax consequences of Section 409A (as described in the Offer to Amend). If you have exercised all or a portion of any of the options listed below, the exercised portions of those options are no longer eligible options. Your election with respect to the exercised portions of such exercised options will not be respected and you will not be entitled to any cash payment with respect to such exercised options.

AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL

Grant Option Original Exercise Price Per Number of Options Subject To Outstanding Number of Options Subject to 409A/Eligible for Actual Grant Fair Market Value of BEA Common Stock on Actual Grant Eligible for Cash

Date Number Share Option Amendment Date Payment? Payment

Dec 10, 2003 4 $3.45 750 600 Dec 12, 2003 $4.15 Yes No $100.00

Dec 10, 2004 5 $3.45 750 550 Dec 12, 2004 $4.15 Yes No $100.00

Dec 10, 2005 6 $3.45 750 50 Dec 12, 2005 $4.15 Yea No $100.00

IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.

If you would like to participate in the offer, please indicate your election by checking the box below.

I hereby elect to have all of my eligible option(s) amended pursuant to the terms set forth in the Offer.

By electing to amend my eligible option(s) by checking the box above. I understand and agree to all of the following:

1. I hereby agree to amend my eligible option(s) identified in accordance with the terms of the Offer set forth in the Offer to Amend, dated November 15, 2007, of which I hereby acknowledge receipt. Each eligible option will be amended on or about December 14, 2007, or, if the Offer is extended, following the extended expiration date.

2. The Offer is currently set to expire at 9:00 p.m. Pacific Time on December 14, 2007, unless BEA Systems, Inc., in its discretion, extends the period of time during which the Offer will remain open.

3. Except as otherwise provided below, the exercise price of each of my tendered Eligible Option(s) will be amended to increase the exercise price per share to the fair market value of a share of the common stock of BEA Systems, Inc. on the measurement date of such eligible option for financial reporting purposes.

4. I will be entitled to receive a cash bonus with respect to eligible option(s) that have an original exercise price per share of less than $21.00. On or about the first payroll cycle after January 1, 2008, the Company shall promptly pay me a cash payment for such options equal to $300. which is the difference between the new exercise price per share of the amended option and the original exercise price per share multiplied by the number of unexercised shares subject to the amended option to which the original exercise price is less than $21.00 per share.

5. If I cease to be employed by BEA Systems, Inc. or its subsidiaries after I elect to amend my eligible option(s) but before BEA Systems. Inc. accepts such option(s) for amendment, my eligible option(s) will not be amended or replaced, and I will not be entitled to receive any cash bonus.

6. Until December 14, 2007, I will have the right to withdraw my eligible option(s) that I elected to have amended. However, after that date I will have no withdrawal rights, unless BEA Systems, Inc. does not accept my tendered eligible option(s) before January 14, 2008, the 40th business day after November 15, 2007, which is commencement of the Offer. I may then withdraw my tendered eligible option(s) at any time prior to BEA Systems, Inc.’s acceptance of such options for amendment pursuant to the Offer.

7. The tender of my eligible option(s) will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by BEA Systems, Inc. of my eligible option(s) for amendment pursuant to the Offer will constitute a binding agreement between BEA Systems, Inc. and me upon the terms and subject to the conditions of the Offer.

8. I am the registered holder of my eligible option(s) tendered hereby, and my name, employee identification number and other information appearing on the cover page are true and correct.

Acceptance by BEA Systems Inc. of my eligible option(s) for amendment pursuant to the Offer will constitute a binding agreement between BEA Systems, Inc. and me upon the terms and subject to the conditions of the Offer.

8 . I am the registered holder of my eligible option(s) tendered hereby, and my name, employee identification number and other information appearing on the cover page are true and correct.

9 . I am not required to tender my eligible option(s) pursuant to the Offer. I will be solely responsible for any penalty taxes, interest payments or other liabilities I may incur under Section 409A (and applicable state tax laws) with respect to any eligible option that is not amended pursuant to the Offer.

10. BEA Systems, Inc. and/or the independent firms hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

11. Under certain circumstances set forth in the Offer to Amend BEA Systems, Inc. may terminate or amend the Offer and postpone its acceptance of my eligible option(s) I have elected to amend. Should the eligible option(s) tendered herewith not be accepted for amendment, such option(s) will be returned to me promptly following the expiration or termination of the Offer.

12. I understand that if I do not clearly mark the box electing to amend all of my eligible option(s), none of my eligible option(s) will be amended. I may be subject to the adverse tax consequences under Section 409A with respect to such options and I will not become entitled to the cash payments payable with respect to such options, if any.

13. I understand that if I elect to participate in the Offer that my election in combination with the acceptance of my election by BEA Systems for amendment, will constitute a binding agreement between BEA Systems and me upon the terms and conditions of the Offer.

14. I understand that if I exercise any of the options listed above on my Election/Withdrawal form, the exercised portions of those options are no longer eligible options. I acknowledge that my election with respect to the exercised portions of such exercised options will not be respected and I will not be entitled to any cash payment with respect to such exercised options.

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from BEA that they have been amended, you will have adverse tax consequences.

IF YOU CHOOSE NOT TO PARTICIPATE, YOU AGREE TO ALL TERMS BELOW

If you do not want to participate in the Offer, please indicate your election to decline or withdraw from the offer by checking the box below.

? I hereby decline the Offer and elect to not amend my eligible options(s).

You may change your election to decline or withdraw from the offer by submitting a properly completed and signed election form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 14, 2007, unless we extend the Offer

If you have read the above referenced important documents describing the Offer and have come to the conclusion that you do not wish to participate, please indicate your withdrawal by checking the box above. We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 9 p.m. Pacific Time on December 14, 2007. the expiration date of the Offer, by re-logging in to this website and completing the election form according to the procedures detailed above.

I understand that neither BEA Systems, Inc. nor the Board of Directors of BEA Systems, Inc. is making any recommendation as to whether I should amend or refrain from amending my eligible option(s), and that I must make my own decision whether to tender my eligible option(s), taking into account my own personal circumstances and preferences. I understand that the amended option(s) may decline in value when I decide to exercise such option(s). I further understand that past and current market prices of BEA Systems, Inc. common stock may provide little or no basis for predicting what the market price of BEA Systems, Inc. common stock will be when BEA Systems, Inc. amends my tendered eligible option(s) or at any other time in the future.

Please read the offering documents, this election form, the AGREEMENT TO TERMS OF ELECTION, and the INSTRUCTIONS TO ELECTION FORM.

RETURN TO PREVIOUS SCREEN NEXT

SIGNATURE OF OPTIONEE

Please ignore this signature page if you are making your election via this Offer website. However, if you choose to turn in a paper election or withdrawal form, you will need to fill out this signature page in order to have your election processed properly.

Date: , 2007

(Signature of Optionee or Authorized Signatory)

Date: , 2007

(Optionee’s Name please print in full)

Address (if different than on cover page)

Please ignore this signature page if you are making your election via this Offer website. However, if you choose to turn in a paper election or withdrawal form, you will need to fill out this signature page in order to have your election processed properly.

______________________________ Date: __________, 2007
(Signature of Optionee or Authorized Signatory)

______________________________ Date: __________, 2007
(Optionee's Name, please print in full)

Address (if different than on cover page)

____

____

____

Office Telephone: (   ) ______________

Email address:

Employee Identification Number (see cover page): ______________________________

If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Stock Administration at (408) 570 8970 before 9:00 p.m., Pacific Time, on December 14, 2007. To obtain a paper election form, please either print this election form or please contact Stock Administration via fax at (408) 570 8970 or by email at stock-admin@bea.com.

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how BEA Systems, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or call (408) 817-4355 should you have any questions about the Offer.

BEA Systems, Inc. has prepared communications regarding the Offer and PricewaterhouseCoopers LLP will provide general tax information regarding the Offer. Neither BEA Systems, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual's circumstances or make any recommendation. **We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.**

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY, UNLESS YOU SUBMIT YOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE.

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Election Info **Make An Election**

Review of your Decision to Decline or Withdraw from the Offer

<u>You have either elected to decline</u> participation in the Offer <u>or to withdraw</u> your eligible options from participation in the Offer. If you wish to reconsider your election to decline or withdraw, please submit a properly completed and signed election form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 14, 2007, unless we extend the Offer.

We want to make sure that you understand that declining or withdrawing from the tender offer means:

1. **You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options;**
2. **You decline the amendment or replacement of the non-tendered options; and**
3. **You decline the cash bonus payment, if applicable, in January of 2008.**

Please note that you may change your decision to decline or withdrawal of the offer by submitting a properly completed and signed election form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 14, 2007, unless we extend the Offer.

If the above is not your intent, we encourage you to Return to the Previous Screen by clicking on the RETURN TO PREVIOUS SCREEN button below and change your election. Should you have any questions, please feel free to call (408) 817-4355.

Is the above information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button.

RETURN TO PREVIOUS SCREEN **PROCEED TO CONFIRMATION**

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Print Confirmation of Your Decision to Decline the Offer or Withdrawal from the Offer

You have either elected to decline participation in the Offer or to withdraw your eligible options from participation in the Offer. If you wish to reconsider your election to decline or withdraw please submit a properly completed and signed election form prior to the expiration date which will be 9:00 p.m. Pacific Time. December 14, 2007. unless we extend the Offer.

We want to make sure that you understand that declining or withdrawing from the tender offer means

1. You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options;

2. You decline the amendment or replacement of the non-tendered options; and

3. You decline the cash bonus payment, if applicable, in January of 2008.

Please note that you may change your decision to decline or withdrawal of the offer by submitting a properly completed and signed election form prior to the expiration date which will be 9:00 p.m. Pacific Time. December 14, 2007. unless we extend the Offer.

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed “Electronic Confirmation Statement” after your submission if you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Electronic Confirmation Statement via email to stock-admin@bea.com

BEA Systems, Inc.

Acknowledgment of Receipt of Decline or Withdrawal

Date 11/29/2007 06:25:33 PM PST

Dear NON-ADMIN USER

Employee ID 456

We show that you have elected not to tender all of your eligible option pursuant to the Offer.

We want to make sure that you understand that your election not to amend means

1. You agree that you will pay all additional federal and state tax penalties with respect to non-amended options.

2. You decline the amendment of the non-amended options and

3. You decline the cash bonus payment, if applicable, in January of 2008.

If you do not intend these consequences you should consider logging back into the Offer website to change your election before 9:00 p.m. Pacific Time December 14, 2007. Alternatively, you may

complete a paper election form and return it to BEA Systems. Inc. via facsimile to Stock Administration at (408) 570 8970. If we choose to extend the Offer, you must change your election before the extended expiration date of the Offer To access the Offer website elect the following hyperlink: https://BEA409A.equitybenefits.com

Log into the Offer website using your Employee ID Number and Password

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Election Amendment Review

Grant Date	Option Number	Original Exercise Price Per Share	Number of Options Subject To Outstanding Option	Number of Options Subject to 409A/Eligible for Amendment	Actual Grant Date	Fair Market Value of BEA Common Stock on Actual Grant Date	Eligible for Cash Payment?	Cash Payment
Dec 10, 2003	4	$3.45	750	600	Dec 12, 2003	$4.15	Yes No	$100.00
Dec 10, 2004	5	$3.45	750	550	Dec 12, 2004	$4.15	Yes No	$100.00
Dec 10, 2005	6	$3.45	750	50	Dec 12, 2005	$4.15	Yes No	$100.00

Please note that you may withdraw your election by submitting a properly completed and signed withdrawal form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 14, 2007, unless we extend the Offer.

If you have exercised all or a portion of any of the options listed above since the commencement of the Offer, the exercised portions of those options are no longer eligible options. Your election with respect to the exercised portions of such exercised options will not be respected and you will not be entitled to any cash payment with respect to such exercised options.

Is the above information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button.

RETURN TO PREVIOUS SCREEN | PROCEED TO CONFIRMATION

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Election Info | Make An Election

Print Confirmation of Election

Your Election information has been recorded as follows

Grant Date	Option Number	Original Exercise Price Per Share	Number of Options Subject To Outstanding Option	Number of Options Subject to 409A/Eligible for Amendment	Actual Grant Date	Fair Market Value of BEA Common Stock on Actual Grant Date	Eligible for Cash Payment?	Cash Payment
Dec 10, 2003	4	$3.45	750	600	Dec 12, 2003	$4.15	Yes No	$100.00
Dec 10, 2004	5	$3.45	750	550	Dec 12, 2004	$4.15	Yes No	$100.00
Dec 10, 2005	6	$3.45	750	50	Dec 12, 2005	$4.15	Yes No	$100.00

If you have exercised all or a portion of any of the options listed above since the commencement of the Offer, the exercised portions of those options are no longer eligible options. Your election with respect to the exercised portions of such exercised options will not be respected and you will not be entitled to any cash payment with respect to such exercised options.

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Electronic Confirmation Statement via email to stock-admin@bea.com

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and

Done

Print Confirmation of Election

Your Election information has been recorded as follows

Grant Date Option Number Original Exercise Price Per Share Number of Options Subject To Outstanding Option Number of Options Subject to 409A/Eligible

for Amendment Actual Grant Date Fair Market Value of

BEA Common

Stock on Actual Grant Date Eligible for Cash

Payment? Cash Payment

Dec 10 2003 4 $3.45 750 600 Dec 12 2003 $4.15 Yes No $100.00

Dec 10 2004 5 $3.45 750 550 Dec 12.

2004 $4.15 Yes No $100.00

Dec 10, 2005 6 $3.45 750 50 Dec 12 2005 $4.15 Yes No $100.00

If you have exercised all or a portion of any of the options listed above since the commencement of the Offer, the exercised portions of those options are no longer eligible options. Your election with respect to the exercised portions of such exercised options will not be respected and you will not be entitled to any cash payment with respect to such exercised options.

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed “Election Confirmation” statement after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Electronic Confirmation statement via email to stock-admin@bea.com

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from) BEA that they have been amended, you will have adverse tax consequences.

BEA Systems, Inc.

Election Confirmation Statement

Dale 11/29/2007 06:27:07 PM PST

Dear NON-ADMIN USER

Employee ID 456

Grant Date Option Number Original Exercise Price Per Share Number of Options Subject To Outstanding Option Number of Options Subject to 409A/Eligible for Amendment Actual Grant Date Fair Market Value of BEA Common Stock on Actual Grant Date Eligible for Cash Payment? Cash Payment

Dec 10, 2003 4 $3.45 750 600 Dec 12, 2003 $4.15 Y $100.00

Dec 10, 2004 5 $3.45 750 550 Dec 12, 2004 $4.15 Y $100.00

Dec 10, 2005 6 $3.45 750 50 Dec 12, 2005 $4.15 Y $1100.00

Please note that you may withdraw your election by submitting a properly completed and signed withdrawal form prior to the expiration date which will be 9:00 p.m. Pacific Time, December 14. 2007, unless we extend the Offer.

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from BEA that they have been amended, you will have adverse tax consequences.

Please note that our receipt of your election form is not by itself an acceptance of the eligible option. For purposes of the Offer, BEA Systems, Inc. will have accepted those eligible option(s) properly tendered pursuant to the Offer and not otherwise withdrawn only when BEA Systems, Inc. gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by press release, email or other method of communication. BEA System, Inc.’s formal acceptance is expected to take place immediately following the expiration date of the Offer. If this election confirmation statement does not reflect your intent, please log on to the Offer website and re-elect the treatment you desire for your eligible options.

Election Confirmation Statement

Date 11/29/2007 06:27:07 PM PST

Dear NON-ADMIN USER

Employee ID 456

Grant Date	Option Number	Original Exercise Price Per Share	Number of Options Subject To Outstanding Option	Number of Options Subject to 409A/Eligible for Amendment	Actual Grant Date	Fair Market Value of BEA Common Stock on Actual Grant Date	Eligible for Cash Payment?	Cash Payment
Dec 10, 2003	4	$3.45	750	600	Dec 12, 2003	$4.15	Y	$100.00
Dec 10, 2004	5	$3.45	750	550	Dec 12, 2004	$4.15	Y	$100.00
Dec 10, 2005	6	$3.45	750	50	Dec 12, 2005	$4.15	Y	$100.00

Please note that you may withdraw your election by submitting a properly completed and signed withdrawal form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 14, 2007, unless we extend the Offer.

Stock options which are eligible to be amended under the Offer will remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and BEA has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from BEA that that they have been amended, you will have adverse tax consequences.

Please note that our receipt of your election form is not by itself an acceptance of the eligible option. For purposes of the Offer, BEA Systems, Inc. will have accepted those eligible option(s) properly tendered pursuant to the Offer and not otherwise withdrawn only when BEA Systems, Inc. gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by press release, email or other method of communication. BEA System, Inc.'s formal acceptance is expected to take place immediately following the expiration date of the Offer. If this election confirmation statement does not reflect your intent, please log on to the Offer website and re-elect the treatment you desire for your eligible options.

Done Internet 100%

Election Info

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Election Info Make An Election

Election Information

Click on the link below to view detailed information on the BEA Systems Inc Offer to Amend Election Program.

Offer to Amend

Instructions to Election Form

Make An Electoin Return to Home Page

Exhibit (a)(1)(F)

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Form. A properly completed and duly executed election form must be received by BEA Systems, Inc. by 9:00 p.m. Pacific Time on December 14, 2007. We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form (either electronically through the Offer website or through a paper election form) from you before the expiration of the Offer, we will not accept your eligible option(s) for amendment. Those options will not be amended pursuant to the Offer, and no cash payments will be paid with respect to your eligible option(s) with an exercise price less than $21.00.

If you are not able to submit your election electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it via facsimile to Stock Administration at (408) 570-8970 before 9:00 p.m., Pacific Time, on December 14, 2007. To obtain a paper election form, please contact Stock Administration via fax at (408) 570-8970 or by email at stock-admin@bea.com.

BEA Systems, Inc. intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation that BEA Systems, Inc. received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may email stock-admin@bea.com.

You may change your mind after you have submitted an election form and withdraw your election at any time before the expiration date, which will be December 14, 2007, at 9:00 p.m. Pacific Time, unless the Offer is extended. If we extend the expiration date, you may withdraw your election with respect to all of your eligible option(s) at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before 9:00 p.m. Pacific Time on December 14, 2007.

To validly change or revoke your election, you must access the Offer website at https://bea409a.equitybenefits.com/ and complete and deliver a withdrawal or a new election form electronically or fill-out and deliver a paper withdrawal or a new election form to BEA Systems, Inc. prior to the expiration of the Offer. You should print a copy or make a copy of your revised election form and updated confirmation statement and keep those documents with your other records for the Offer.

If we have not accepted your election by 9:00 p.m. Pacific Time on January 14, 2008 (the 40th business day after the November 15, 2007 commencement date of the Offer), you may withdraw your election at any time thereafter. However, it is anticipated that we will accept your election, if any, immediately after the Offer expiration date.

While participation in the Offer is completely voluntary, if you elect not to amend your eligible option(s) pursuant to the Offer, then you will be solely responsible for any taxes, penalties or interest payable you may incur under Section 409A of the Internal Revenue Code and similar state taxes.

2. Amendment. If you intend to amend your eligible option(s) pursuant to the Offer, you must access your account at the Offer website https://bea409a.equitybenefits.com/, properly complete and duly execute the election form or fill out and properly submit a paper election form. If you wish to participate in the Offer, you are required to accept the Offer with respect to all of your eligible option(s).

3. Signatures on This Election Form. You must electronically sign the election form if you submit you election through the Offer website. If you submit a Paper Election Form you must physically sign the Election Form.

4. Requests for Assistance or Additional Copies. If you need additional copies of the Offer documents or the election or withdrawal forms, you should email stock-admin@bea.com. Copies will be furnished promptly at the expense of BEA Systems, Inc. You can also view and print documents at https://bea409a.equitybenefits.com/.

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how BEA Systems, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or call (408) 817-4355 should you have any questions about the Offer.

BEA Systems, Inc. has prepared communications regarding the Offer and PricewaterhouseCoopers LLP will provide general tax information regarding the Offer. Neither BEA Systems, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. You should direct questions regarding election and withdrawal forms to: stock-admin@bea.com. We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.

5. Reservation of Rights. BEA Systems, Inc. reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which the Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible option(s) until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the Offer and to postpone the expiration of the Offer (resulting in a delay of our acceptance and amendment of any options with respect to which elections have been made), by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in the Offer or by decreasing or increasing the number of options being sought in the Offer.

6. Important Tax Information. You should refer to Section 14 of the Offer to Amend, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

7. Copies. You should print a copy of this election form, after you have completed and electronically signed it, and retain it for your records, or you should make a copy of our paper election form and retain it form your records.

8. Paper Delivery. Please remember that if you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form or withdrawal form and return it to BEA Systems, Inc. via facsimile to Stock Administration at (408) 570-8970 before 9:00 p.m., Pacific Time, on December 14, 2007. To obtain a paper election form, please contact Stock Administration via fax at (408) 570-8970 or email at stock-admin@bea.com.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY BEA SYSTEMS, INC. BY 9:00 P.M. PACIFIC TIME ON DECEMBER 14, 2007.

FAQs

Exhibit (a)(1)(L)

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BEA SYSTEMS. INC.

FREQUENTLY ASKED QUESTIONS

The following are answers to some of the questions that you may have about the Offer to Amend the Exercise Price of Certain Options (the “Offer”). We urge you to read carefully the Offer to Amend prospectus and the additional documents. Please note that the information in these Frequently Asked Questions is not complete and does not contain all of the information that is important to you.

Q1. When does the Offer commence?

A1. The commencement date of the Offer is November 15, 2007.

Q2. When does the Offer expire?

A2. The Offer will expire at 9:00 p.m., Pacific Time, on December 14, 2007 unless BEA Systems, Inc. extends the Offer. If we extend the Offer, we will issue a press release, email or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the day we change the Offer.

Q3. How and when do I tender ray eligible option(s)?

A3. You must, before 9:00 p.m., Pacific Time, on December 14, 2007 (the expiration date), log on to the Offer website at https://bea409a.equitybenefits.com/ and click on the MAKE AN ELECTION button to proceed with your election. You will be redirected to the first page of the election form. You will need to check the appropriate box next to your eligible option(s) to indicate whether you elect to amend your eligible option(s) in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review your election you have made with respect to your eligible option(s). If you are satisfied with your election, you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Election Confirmation Statement page. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process for tendering your eligible option(s).

If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Stock Administration at (408) 570-8970 before 9:00 p.m., Pacific Time, on December 14, 2007. To obtain a paper election form, please contact Stock Administration via fax at (408) 570-8970 or by email at stock-admin@bea.com or you may download and print the form at https://bea409a.equitybenefits.com/

You must complete the election process before 9:00 p.m., Pacific Time, on December 14, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.

Q4. During what period of time may I change my election with respect to my eligible option(s)?

A4. You may change your mind after you have submitted an election form and withdraw your election at any time before the expiration date, which will be December 14, 2007, at 9:00 p.m. Pacific Time, unless the Offer is extended. If we extend the expiration date, you may withdraw your election with respect to all of your eligible option(s) at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. However, if we have not accepted your election by 9:00 p.m., Pacific Time, on January 14, 2008 (the 40th business day after the November 15, 2007 commencement date of the Offer), you may withdraw your election at any time thereafter.

Q5. What do I do if I find an error regarding my eligible option(s) in the election form?

A5. If you think there is an error in the information contained on your election form, please contact Stock Administration via fax at (408) 570-8970 or by email at stock-admin@bea.com.

Q6. Where can I obtain a copy of the election form?

A6. To obtain a copy of the Offer to Amend, the election form, or the withdrawal form, please log onto the Offer website at https://bea409a.equitybenefits.com/ or contact Stock Administration via fax at (408) 570-8970 or by email at stock-admin@bea.com. If you would like papre copies of these documents, at no cost, please write to Stock Administration. BEA

Administration via fax at (408) 570-8970 or by email at stock-admin@bea.com. If you would like paper copies of these documents, at no cost, please write to Stock Administration, BEA Systems, Inc., 2315 North First Street, San Jose, California 95131.

Q7. What will happen to my tendered options?

A7. If you elect to participate in the Offer, your eligible option(s) will be amended on the same day as the expiration date (but following the expiration of the Offer). The expiration date will be December 14, 2007, unless the Offer period is extended.

Q8. What are the tax consequences if I do not accept the Offer?

A8. While participation in the Offer is completely voluntary, if you elect not to amend your eligible option(s) pursuant to the Offer, then you will be solely responsible for any taxes, penalties or interest payable you may incur under Section 409A of the Internal Revenue Code and comparable state laws. You should refer to Section 14 of the Offer to Amend, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

Q9. What are some of the key dates to remember?

A9. Please keep in mind the following dates:

1. The commencement date of the Offer is November 15, 2007.

2. The Offer will expire at 9:00 p.m. Pacific Time on December 14, 2007 unless BEA Systems, Inc. extends the Offer.

3. If you elect to participate in the Offer, your eligible option(s) will be amended on the same day as the expiration date, on December 14, 2007,

(but following the expiration of the Offer).

4. Any cash payment owed to you will be paid to you, less any applicable tax withholding, on or promptly following January 2, 2008.

Q10. Who can I talk to if I have questions about the Offer?

A10. For general questions concerning this Offer or general questions about the tax consequences discussed in the Offer, please log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or call (408) 817-4355 or email BEA409A@bea.com should you have any questions about the Offer.

BEA Systems, Inc. has prepared communications regarding the Offer and PricewaterhouseCoopers LLP will provide general tax information regarding the Offer. Neither BEA Systems, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.

THE SUMMARY TERM SHEET TO THE OFFER TO AMEND DOCUMENT CONTAINS ADDITIONAL FREQUENTLY ASKED QUESTIONS AND ANSWERS THAT YOU MAY FIND HELPFUL.

Contact Info

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Contact Info

To contact the BEA Systems for forms and documents under the Offer or for paper copies of any Offer documents or forms please contact

FAX: (408) 570-8970

EMAIL: stock-admin@bea.com

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how BEA Systems, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to http://inweb.bea.com/tenderoffer to view a recorded informational video fully explaining the Offer or either call (408) 817-4355 or email BEA409A@bea.com should you have any questions about the Offer.

BEA Systems, Inc. has prepared communications regarding the Offer and PricewaterhouseCoopers LLP will provide general tax information regarding the Offer. Neither BEA Systems, Inc. nor the PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the Offer with your financial, legal and/or tax advisors.